Exhibit 99.1

EXECUTIVE AND DIRECTOR COMPENSATION

We are a newly formed company, and as discussed in more detail elsewhere, prior to the Separation, FG Group Holdings, our ultimate parent and majority shareholder, has operated the Entertainment Business. Our compensation committee is expected to begin meeting before the completion of the Separation, including to review and approve the employment agreements of our executive officers. As a result, we have set forth below the compensation of those individuals who are expected to be designated as our executive officers. In compliance with SEC rules, the information included in this section is historical, as applicable.

For purposes of the following compensation discussion and analysis, and the tabular executive compensation disclosures that follow, the individuals listed below are referred to collectively as the “Named Executive Officers” or (“NEOs”). These include:

●	Mark D. Roberson, Chief Executive Officer;

●	Todd R. Major, Chief Financial Officer, Secretary and Treasurer; and

●	Ray F. Boegner, President upon consummation of this offering.

Executive Compensation Tables

The following table sets forth information regarding all forms of compensation earned by the NEOs during the last two fiscal years as employees of FG Group Holdings. Messrs. Roberson, Major and Boegner were employed by FG Group Holdings during all of fiscal 2022 and 2021. Mr. Roberson served as Chief Financial Officer of FG Group Holdings from November 16, 2018 to April 13, 2020, and was appointed as FG Group Holdings’ Chief Executive Officer on April 13, 2020. Mr. Major served as Senior Vice President, Finance from April 8, 2019 to April 13, 2020, and was appointed as FG Group Holdings’ Chief Financial Officer on April 13, 2020.

The Compensation Committee of the Company intends to approve new employment and compensatory arrangements between the Company and its executives that will be effective at the completion of the offering (refer to the Employment Agreements section below). Accordingly, the amounts reflected below as historical compensation for FG Group Holdings are presented for historical reference only and may not be indicative of the level of compensation for the Company in the future.

2022 and 2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Mark D. Roberson (1)	2022	295,000	—	—	—	—	9,210	304,210
CEO	2021	265,577	262,500	—	—	—	9,821	537,898

Todd R. Major (2)	2022	230,000	—	—	—	—	8,816	238,816
CFO	2021	210,385	112,500	—	—	—	8,227	331,112

Ray F. Boegner FG Group Holdings’ President of	2022	275,000	—	—	—	—	9,913	284,913
Strong Entertainment	2021	275,000	—	—	—	—	9,913	284,913

(1)	Mr. Roberson served as FG Group Holdings’ Executive Vice President and Chief Financial Officer from November 16, 2018, to April 13, 2020, and was appointed as FG Group Holdings’ Chief Executive Officer effective April 13, 2020.

(2)	Mr. Major served as FG Group Holdings’ Senior Vice President, Finance from April 8, 2019, to April 13, 2020, and was appointed as FG Group Holdings’ Chief Financial Officer effective April 13, 2020.

(3)	In March 2021, FG Group Holdings’ Compensation Committee approved the payment of transaction-related bonuses to Messrs. Roberson and Major for extra time and effort given by such employees in connection with the successful completion of the sale of a portion of FG Group Holdings’ operating business unrelated to the Entertainment Business.

(4)	The amounts in these columns represent the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. For additional information relating to the assumptions made in valuing and expensing these awards refer to Note 13 in FG Group Holdings’ December 31, 2021 consolidated financial statements included in FG Group Holdings’ 2021 Annual Report on Form 10-K, as filed with the SEC.

(5)	FG Group Holdings provides its executives with certain employee benefits. These benefits include excess life and disability insurance and contributions made by FG Group Holdings under the 401(k) Plan. The amounts reported for each NEO as All Other Compensation for 2022 are identified and quantified below.

	Mr. Roberson	Mr. Major	Mr. Boegner
Employer match on 401(k) Plan	$7,294	$6,900	$8,250
Excess life and disability insurance	1,916	1,916	1,663
Total All Other Compensation	$9,210	$8,816	$9,913

The following table sets forth information concerning outstanding equity awards of FG Group Holdings for each of the NEOs as of the end of the fiscal year ended December 31, 2022.

The Compensation Committee of the Company will approve the grant of new equity grants by the Company to be awarded to its executives effective at the closing of this offering. Accordingly, the amounts reflected below for FG Group Holdings are presented for historical reference only and are not indicative of the level of equity awards for the Company in the future.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Mark D. Roberson	32,000	8,000	(1)	2.25	12/4/2028	—		—
	18,000	12,000	(2)	2.89	6/6/2029	—		—
	8,000	12,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	26,667	(8)	69,868

Todd R. Major	4,000	6,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	6,667	(8)	17,468

Ray F. Boegner	5,000	—	(5)	4.70	1/11/2022	—		—
	32,000	—	(6)	4.33	11/22/2025	—		—
	40,000	—	(7)	6.50	2/28/2027	—		—
	40,000	10,000	(4)	4.70	1/26/2028	—		—
	12,000	8,000	(2)	2.89	6/6/2029	—		—
	6,000	9,000	(3)	1.60	10/9/2030	—		—
	—	—		—	—	10,000	(8)	26,200

* Based on the closing stock price of FG Group Holdings’ common stock of $2.62 on December 31, 2022, the last trading day of the 2022 fiscal year.

(1)	The 40,000 stock options granted to Mr. Roberson on December 4, 2018, pursuant to FG Group Holdings’ 2017 Omnibus Equity Compensation Plan become exercisable in five equal annual installments beginning on December 4, 2019, and thereafter on December 4 of each year through 2023.

(2)	The 30,000 and 20,000 stock options granted to Messrs. Roberson and Boegner, respectively, on June 6, 2019, pursuant to FG Group Holdings’ 2017 Omnibus Equity Compensation Plan become exercisable in five equal annual installments beginning on June 6, 2020, and thereafter on June 6 of each year through 2024.

(3)	The 20,000, 10,000 and 15,000 stock options granted to Messrs. Roberson, Major and Boegner, respectively, on October 9, 2020, pursuant to FG Group Holdings’ 2017 Omnibus Equity Compensation Plan become exercisable in five equal annual installments beginning on October 9, 2021, and thereafter on October 9 of each year through 2025.

(4)	The 50,000 stock options granted to Mr. Boegner on January 26, 2018, pursuant to FG Group Holdings’ 2017 Omnibus Equity Compensation Plan become exercisable in five equal annual installments beginning on January 26, 2019, and thereafter on January 26 of each year through 2023.

(5)	The 30,000 stock options granted to Mr. Boegner on January 11, 2012, pursuant to FG Group Holdings’ 2010 Long-Term Incentive Plan became exercisable in four equal installments beginning on January 11, 2013, and thereafter on January 11 of each year through 2016. On both August 11, 2016, and August 30, 2016, Mr. Boegner exercised options from this grant to acquire 5,000 shares of FG Group Holdings’ common stock. On June 8, 2017, Mr. Boegner exercised options from this grant to acquire 7,000 shares of FG Group Holdings’ common stock. On August 10, 2017, Mr. Boegner exercised options from this grant to acquire 8,000 shares of FG Group Holdings’ common stock.

(6)	The 40,000 stock options granted to Mr. Boegner on November 22, 2015, pursuant to FG Group Holdings’ 2010 Long-Term Incentive Plan became exercisable in five equal annual installments beginning on November 22, 2016, and thereafter on November 22 of each year through 2020. On November 23, 2016, Mr. Boegner exercised options from this grant to acquire 8,000 shares of FG Group Holdings’ common stock at an exercise price of $4.33 per share.

(7)	The 40,000 stock options granted to Mr. Boegner on February 28, 2017, pursuant to FG Group Holdings’ 2010 Long-Term Incentive Plan became exercisable in five equal annual installments beginning on February 28, 2018, and thereafter on February 28 of each year through 2022.

(8)	Represents RSUs to be settled in shares of FG Group Holdings’ common stock on a one-for-one basis as soon as practicable following the applicable vesting date. The RSUs vest on October 9, 2023.